Exhibit 10.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE dated as of this _10th_ day of __August__, 2018 by and between BP BAY COLONY LLC, a Delaware limited liability company (“Landlord”), and ARSANIS, INC., a Delaware corporation (“Tenant”).

RECITALS

WHEREAS, by Lease dated June 6, 2018 (the “Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 10,290 square feet of rentable floor area on the third (3rd) floor of the building (the “Building”) known as and numbered 950 Winter Street, Waltham, Massachusetts (hereinafter referred to as the “Original Premises”).

WHEREAS, as of the date hereof, Landlord has not delivered the Original Premises to Tenant and the Commencement Date (as defined in Section 1.1 of the Lease) has not occurred.

WHEREAS, Landlord has agreed to relocate the premises leased to Tenant under the Lease from the Original Premises to certain premises containing 5,711 square feet of rentable floor area on the fourth (4th) floor of the Building (the “Relocated Premises”) shown on Exhibit A attached hereto upon the terms and conditions contained in this First Amendment to Lease (the “First Amendment”).

WHEREAS, Landlord and Tenant are entering into this instrument to set forth said relocation and to otherwise amend the Lease as set forth herein.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1.Relocation Premises. From and after the date hereof, the Relocated Premises shall constitute the “Premises” demised to Tenant under the Lease and the Original Premises shall no longer be deemed to be a part of and shall be deleted and removed from the “Premises” demised to Tenant under the Lease. In connection therewith, the Lease is hereby amended as follows:

(A)Section 1.1 of the Lease is hereby amended by deleting the definition of “Tenant’s Premises” contained therein and replacing it with the following:

“Tenant’s Premises:	A portion of the fourth (4th) floor of the Building as shown on the floor plan annexed to the First Amendment as Exhibit A and incorporated in this Lease by reference.”

Furthermore, Exhibit D attached to the Lease is hereby deleted in its entirety, and any reference to such exhibit in Section 1.3 of the Lease is hereby deleted and replaced with the following reference: “Intentionally Omitted”.

(B)Section 1.1 of the Lease is hereby amended by deleting the definition of “Number of Parking Spaces” contained therein and replacing it with the following:

“Number of Parking Spaces:	Seventeen (17) (being three (3) spaces per 1,000 square feet of the Rentable Floor Area of the Premises).”

(C)Section 1.1 of the Lease is hereby amended by deleting the definition of “Annual Fixed Rent” contained therein and replacing it with the following:

“Annual Fixed Rent:

(a)  During the Original Term of this Lease, Annual Fixed Rent shall be payable by Tenant at the annual rate of $262,706.00 (being the product of (x) $46.00, and (y) the Rentable Floor Area of the Premises (being 5,711 square feet)); and

(b) During the extension option period (if exercised), as determined pursuant to Section 9.18.”

(D)Section 1.1 of the Lease is hereby amended by deleting the definition of “Rentable Floor Area of the Premises” contained therein and replacing it with the following:

“Rentable Floor Area of the Premises:	5,711 square feet.”

2.Condition of the Relocation Premises. Tenant shall accept the Relocation Premises in their as-is condition without any obligation on the Landlord’s part to perform any additions, alterations, improvements, demolition or other work therein or pertaining thereto and Landlord shall have no responsibility for the installation or connection of Tenant's telephone or other communications equipment or systems. In connection therewith, the Lease is hereby amended as follows:

(A)Section 1.1 of the Lease is hereby amended by deleting the definition of “Estimated Commencement Date” and the definition of “Outside Completion Date”, each in their entirety.

(B)Section 1.1 of the Lease is hereby amended by deleting the definition of “Commencement Date” contained therein and replacing it with the following:

“Commencement Date:	January 1, 2019”

(C)Section 2.4 of the Lease is hereby deleted in its entirety and replaced with the following:

“2.4Habendum

Tenant shall have and hold the Premises for a period commencing on the Commencement Date and continuing for the Term, unless sooner terminated as provided in Article VI or Article VII or unless extended as provided in Section 9.18.”

Furthermore, Exhibit E attached to the Lease is hereby deleted in its entirety, and any reference to such exhibit in Section 1.3 of the Lease is hereby deleted and replaced with the following reference: “Intentionally Omitted”.

(D)Exhibit B-1 attached to the Lease is hereby deleted in its entirety and replaced with Exhibit B-1 attached to this First Amendment.

(E)Exhibit B-2 attached to the Lease is hereby deleted in its entirety, and any reference to such exhibit in Section 1.3 of the Lease is hereby deleted and replaced with the following reference: “Intentionally Omitted”.

3.Relocation Payment. Concurrently with the execution of this First Amendment, Tenant shall make a one-time lump sum payment to Landlord in the amount of One Hundred Thousand and 00/100 Dollars ($100,000.00), which shall constitute reimbursement to Landlord for costs incurred by Landlord prior to the date hereof in connection with Landlord’s Work (as defined in Exhibit B-1 attached to the Lease) related to the Original Premises.

4.Security Deposit. Landlord and Tenant acknowledge that, as of the date hereof, Tenant has not delivered to Landlord a letter of credit in the amount of One Hundred Seventeen Thousand Forty-Eight and 75/100 Dollars ($117,048.75) as required pursuant to Section 9.19 of the Lease. In connection with this First Amendment, the amount of the security deposit required under the Lease shall be increased from One Hundred Seventeen Thousand Forty-Eight and 75/100 Dollars ($117,048.75) to Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), and in connection therewith, the Lease is hereby amended as follows:

(A)Section 1.1 of the Lease is hereby amended by deleting the definition of “Security Deposit” contained therein and replacing it with the following:

“Security Deposit:	$250,000.00”

(B)Section 9.19 of the Lease is hereby amended by deleting the first sentence of such Section 9.19 in its entirety and replacing it with the following:

“Concurrently with the execution of the First Amendment, Tenant shall pay to Landlord a security deposit in the amount of Two Hundred Fifty Thousand and

00/100 Dollars ($250,000.00) and Landlord shall hold the same, throughout the Term of the Lease (including the Extended Term, if applicable), unless sooner returned to Tenant as provided in this Section 9.19, as security for the performance by Tenant of all obligations on the part of Tenant to be performed under the Lease.”

5.Right of First Offer. Landlord and Tenant acknowledge and agree that Tenant shall have no right of first offer under the Lease and Section 2.9 of the Lease is hereby deleted in its entirety and of no further force and effect.

6.Brokerage.

(A)Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this First Amendment; and in the event any claim is made against Landlord relative to dealings by Tenant with brokers, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this First Amendment; and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

7.Defined Terms. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

8.Ratification. Except as herein amended the Lease shall remain unchanged and in full force and effect.  All references to the “Lease” shall be deemed to be references to the Lease as herein amended.

9.Authority. Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this First Amendment and that the person signing this First Amendment on its behalf has been duly authorized to do so.

10.Electronic Signatures. The parties acknowledge and agree that this First Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

EXECUTED as of the date and year first above written.

WITNESS:	LANDLORD:

/s/ Patrick Kimble	BP BAY COLONY LLC, a Delaware
limited liability company

	By:	BP BAY COLONY HOLDINGS LLC, a Delaware limited liability company, its sole member and manager

By:	BOSTON PROPERTIES LIMITED PARTNERSHIP, its sole member and manager

By:	BOSTON PROPERTIES, INC., its general partner

By:	/s/ David C Provost
Name:	David C Provost
Title:	SVP, Leasing

WITNESS:	TENANT:

/s/ Noah Oshry	ARSANIS, INC., a Delaware corporation

	By:	/s/ Michael Gray
	Name:	Michael Gray
	Title:	Chief Operating and Chief Financial Officer

EXHIBIT A

Relocated Premises

[Attached]

BAY COLONY

950 Winter Street
4th Floor
5,711 RSF

Boston Properties

Exhibit B-1

Work Agreement

1.1	Condition of Premises

Tenant shall accept the Premises in their as-is condition without any obligation on the Landlord’s part to perform any additions, alterations, improvements, demolition or other work therein or pertaining thereto.

1.2	Quality and Performance of Work

All construction work required or permitted by the Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities (“Legal Requirements”) and all Insurance Requirements (as defined in Section 5.12 of the Lease). All of Tenant’s work shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party’s behalf by any Construction Representative of the party named in Section 1.1 of the Lease or any person hereafter designated in substitution or addition by notice to the party relying.